CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 9, 2010 relating to the financial statements and financial statement schedule of IntraLinks, Inc., which appears in IntraLinks Holdings Inc.'s Registration Statement on Form S-1 (No. 333-165991) dated August 3, 2010.

/s/ PricewaterhouseCoopers LLP

New York, NY
September 1, 2010